Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of MYOS RENS Technology, Inc. (Registration No. 333-248566) of our report dated March 24, 2020 relating to the consolidated financial statements, which appear in MYOS RENS Technology Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC
East Brunswick, New Jersey

October 9, 2020